UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2026

CARIBOU BIOSCIENCES, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40631	45-3728228
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2929 7th Street, Suite 105

Berkeley, California 94710

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (510) 982-6030

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CRBU	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities.

On October 2, 2026, the Board of Directors (the “Board”) of Caribou Biosciences, Inc. (the “Company”) approved a restructuring of the Company’s operations (the “Restructuring”) as the Company conducts a process to explore strategic alternatives to maximize stockholder value, including the planned discontinuation of clinical trials and further development activities for the Company’s allogeneic CAR-T cell therapy programs, vispacabtagene regedleucel (“vispa-cel”) and CB-011, a substantial reduction of the Company’s workforce, and other cost reduction measures. The reduction in workforce is anticipated to occur in phases with the majority of affected employees expected to depart in the fourth quarter of 2026 with a limited number of employees expected to remain through completion of the Company’s process of exploring strategic alternatives to support transaction execution and business wind-down activities (the “Workforce Reduction”). The Board took these actions in view of the current financing environment for allogeneic CAR-T cell therapies, which has made it increasingly challenging to secure the capital necessary to responsibly advance the Company’s allogeneic CAR-T cell therapy programs.

The Company currently estimates it will incur expenses of approximately $15 million to $19 million in total related to the Restructuring, a substantial portion of which is expected to be recognized during the fourth quarter of 2026. The anticipated expenses primarily include one-time severance payments, continued healthcare coverage, and related costs of approximately $10 million to $11 million and future costs to wind down the ANTLER phase 1 clinical trial and CaMMouflage phase 1 clinical trial of $5 million to $8 million. The Company also intends to terminate applicable contracts, resolve various intellectual property licensing arrangements, and seek ways to sublease its facilities or terminate facility leases. The Company currently has an ongoing long-term follow up study for patients previously treated with any investigational Company product candidate. The Company is unable at this time to make a good faith determination of an estimate of the amount or range of amounts of other charges, including any charges related to the Company’s facility lease, contract terminations, or asset impairments, and will file an amendment to this Current Report on Form 8-K within four business days after it makes such a determination. The estimates of the charges and expenditures that the Company expects to incur, and the timing thereof, are subject to several assumptions, and actual results may differ materially. The Company may also incur other charges or cash expenditures not currently contemplated due to events that may occur as a result of, or in connection with, the implementation of the Restructuring.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The employment of Sriram Ryali, the Company’s Chief Financial Officer, will terminate on the date the Company executes a binding definitive agreement for a strategic alternative, and such termination would be treated as a termination “without cause” under the Employment Agreement, dated January 2, 2025, between the Company and Mr. Ryali (the “Ryali Employment Agreement”).

Pursuant to the terms and conditions set forth in the Ryali Employment Agreement, Mr. Ryali would be entitled to receive the severance payments and benefits provided for under the Ryali Employment Agreement. The foregoing description is qualified in its entirety by reference to the Ryali Employment Agreement, which was filed as Exhibit 10.51 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

Item 7.01 Regulation FD Disclosure.

On October 6, 2026, the Company issued a press release announcing its decision to explore strategic alternatives, the Restructuring, and the Workforce Reduction. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

On October 2, 2026, the Board approved initiating a process to evaluate strategic alternatives to maximize stockholder value, including, but not limited to, a merger, acquisition, business combination, or other strategic transactions involving the Company and/or its assets, and approved a planned discontinuation of further development activities for its two allogeneic CAR-T cell therapy programs, vispa-cel for the treatment of relapsed or refractory (r/r) B cell non-Hodgkin lymphoma and CB-011 for the treatment of r/r multiple myeloma. The Board established a Transaction Committee to explore, evaluate, and make recommendations to the Board regarding strategic alternatives. Wedbush Securities Inc. has been engaged as the Company’s exclusive financial advisor to assist in the strategic evaluation process. The Company has not set a timeline for the completion of its review of strategic alternatives and does not intend to provide further updates unless and until the Board has approved a course of action, the review process is concluded, or disclosure is otherwise determined to be appropriate or required. The Company cannot provide any commitment regarding when or if this strategic evaluation process will result in any type of transaction, and there can be no assurance that such activities will result in any agreements or transactions that will enhance stockholder value.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. These forward-looking statements include, without limitation, any statements regarding the Company’s plans to explore opportunities to maximize stockholder value, ability to enter into any agreements or transactions in connection with the exploration of potential strategic transactions, or if entered into, that any such agreements or transactions will be successful or on attractive terms; the Company’s plans for cost reductions, including the timing and cost of the Workforce Reduction; and the sufficiency of its estimated cash, cash equivalents, and marketable securities. Management believes that these forward-looking statements are reasonable as and when made. However, such forward-looking statements are subject to risks and uncertainties, and actual results may differ materially from any future results expressed or implied by the forward-looking statements. Risks and uncertainties include, without limitation, risks associated with the Company’s decision to discontinue clinical trials and further development of its allogeneic CAR-T cell therapy programs; the strategic review process, including identifying and executing one or more transactions that maximize stockholder value; implementing a restructuring and workforce reduction; as well as other more general risks associated with obtaining, maintaining, or protecting intellectual property rights related to its product candidates and managing risks associated therewith; and managing expenses; as well as other risk factors described from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2025, and subsequent SEC filings. In light of the significant uncertainties in these forward-looking statements, you should not rely upon forward-looking statements as predictions of future events. Except as required by law, the Company undertakes no obligation to update publicly any forward-looking statements for any reason.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release issued by Caribou Biosciences, Inc. on October 6, 2026 (furnished herewith)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARIBOU BIOSCIENCES, INC.

Date: October 6, 2026	By:	/s/ Rachel E. Haurwitz
Rachel E. Haurwitz
President and Chief Executive Officer